EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Netlist, Inc.

Irvine, California

We consent to the incorporation by reference in Registration Statement Nos. 333-277596, 333-139435, 333-146141, 333-151644, 333-161832, 333-161834, 333-164261, 333-165916, 333-168330, 333-173646, 333-179776, 333-193862, 333-211658, 333-221655, 333-224287, 333-228349, 333-230443, 333-237047, 333-254776, 333-263233, 333-266679, and 333-270235 on Form S-8 and in Registration Statement No. 333-280985 on Form S-3 of our report dated March 28, 2025, relating to the consolidated financial statements of Netlist, Inc. and subsidiaries (the “Company”) as of December 28, 2024, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended, and the related notes and financial statement schedule II, which report is included in the Annual Report on Form 10-K of Netlist, Inc. for the year ended December 28, 2024.

/s/ Macias Gini and O’Connell LLP

Irvine, California

March 28, 2025